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Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF THE REGISTRANT

        The following is a listing of the principal subsidiaries of the registrant as of May 20, 2008.

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Activision Asia Pacific Holding Pte. Ltd.	Singapore
Activision Beteiligungs GmbH	Germany
Activision Canada, Inc.	Canada
Activision Deutschland GmbH	Germany
Activision Europe, Limited	United Kingdom
Activision GmbH	Germany
Activision International B.V.	The Netherlands
Activision International Europe, LLC	California
Activision Italia, S.r.l	Italy
Activision Japan	Japan
Activision Korea, Ltd.	South Korea
Activision, Ltd.	Japan
Activision Luxembourg S.a.r.l.	Luxembourg
Activision Luxembourg S.a.r.l.	Nevada
Activision Nordic	Nordic
Activision Productions, Inc.	Delaware
Activision Pty Ltd.	Australia
Activision Publishing Europe, LLP	United Kingdom
Activision Publishing, Inc.	Delaware
Activision Publishing International, Inc.	California
Activision Publishing Ireland Ltd.	Ireland
Activision Singapore Pte, Ltd.	Singapore
Activision Spain, S.A.U.	Spain
Activision Testing & Verification Inc.	California
Activision Texas, Inc.	Texas
Activision U.K. Ltd.	United Kingdom
Activision Value Publishing, Inc.	Minnesota
Activision Vermogensverwaltungs GmbH	Germany
Advantage Entertainment Distribution Limited	United Kingdom
ATVI France SAS	France

Beenox Inc.	Canada
CD Contact Data BV	The Netherlands
CD Contact Data GmbH	Germany
Centresoft Ltd.	United Kingdom
Combined Distribution Holdings Ltd.	United Kingdom
Contact Data Belgium N.V.	Belgium
Demonware, Inc.	Delaware
Demonware Ltd.	Ireland
Demonware Canada	Canada
Expert Software, Inc.	Delaware
Igloo Distribution Limited	United Kingdom
Infinity Ward, Inc.	Delaware
Kaboom.com, Inc.	Delaware
Luxoflux, Inc.	Delaware
NBG EDV Handels-und Verlags GmbH & Co. KG	Germany
Neversoft Entertainment, Inc.	California
PDQ Distribution Ltd.	United Kingdom
RedOctane, Inc.	California
RedOctane Limited	UK
RedOctane Technologies Pvt. Ltd.	India
Shaba Games, Inc.	Delaware
Target Software Vertriebs GmbH	Germany
Treyarch Corporation	Delaware
Toys For Bob, Inc.	California
Vicarious Visions, Inc.	New York

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  Exhibit 21.1